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                              EXHIBIT (b)(10)(b)

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Jones & Blouch L.L.P.
Suite 405 West
1025 Thomas Jefferson Street, N.W.
Washington D.C.  20007-0805
Jorden Burt Berenson & Johnson LLP
Affiliated Counsel

Telephone (202) 223-3500
Telecopier (202) 223-4593

J. Sumner Jones



December 13, 1995

NASL Series Trust
116 Huntington Avenue
Boston, MA   02116

Dear Sirs:

     We hereby consent to the reference to this firm under the caption "Legal Counsel" in the Statement of Additional Information included in Post-Efffective Amendment No. 30 under the Securities Act of 1933 and Amendment No. 31 under the Investment Company Act of 1940 to the Registration Statement for NASL Series Trust to be filed with the Securities and Exchange Commission, File No. 2-94157.

Very truly yours

/s/ Jones & Blouch
Jones & Blouch  L.L.P.